                                                                      Exhibit 21

                                 Subsidiaries

Name                                           Country/State       Name for Doing Business
- ----                                           -------------       -----------------------
CAD Warehouse                                  Nevada                      Same
CalComp A.B.                                   Sweden                      Same
CalComp A/S                                    Norway                      Same
CalComp Asia Pacific Limited                   Hong Kong                   Same
CalComp Australia Pty. Limited                 Australia                   Same
CalComp B.V.                                   Netherlands                 Same
CalComp Canada, Inc.                           Canada                      Same
CalComp Espana S.A.                            Spain                       Same
CalComp Europe B.V.                            Netherlands                 Same
CalComp Europe Ltd.                            United Kingdom              Same
CalComp Ges.m.b.H.                             Austria                     Same
CalComp GMBH                                   Germany                     Same
CalComp Graphic Peripherals (China) Limited    Hong Kong                   Same
CalComp Inc.                                   California                  Same
CalComp Ltd.                                   United Kingdom              Same
CalComp Pacific Inc.                           Nevada                      Same
CalComp S.A.                                   France                      Same
CalComp S.p.A.                                 Italy                       Same
NS CalComp Corp.                               Japan                       Same
N.V. CalComp S.A.                              Belgium                     Same
Sanders Development Corp.                      Delaware                    Same
Summagraphics Ltd.                             United Kingdom              Same
Summagraphics GMBH                             Germany                     Same
Summagraphics (Europe) N.V.                    Belgium                     Same
Summagraphics N.V.                             Belgium                     Same